Exhibit 99.1

News Release

Magma Reports $32.6 Million First-Quarter Revenue, Exceeding Guidance

SAN JOSE, Calif., Aug. 26, 2010 — Magma® Design Automation Inc. (Nasdaq: LAVA), a provider of chip design software, today reported revenue of $32.6 million for its fiscal 2011 first quarter, ended Aug. 1, 2010, up 13 percent from the $28.8 million reported in the year-ago first quarter.

“We’re pleased that we again met or exceeded all our financial guidance and are off to a good start for the year,” said Rajeev Madhavan, Magma chairman and chief executive officer. “The increasing traction of our products and the positive reaction we experienced at June’s Design Automation Conference indicate we are on the right track to increasing revenue, while continuing to improve our profitability.”

GAAP Results

In accordance with generally accepted accounting principles (GAAP), Magma reported a net loss of $(3.3) million, or $(0.06) per share (basic and diluted), for the first quarter, compared to a net loss of $(4.3) million, or $(0.09) per share (basic and diluted), for the year-ago first quarter.

Non-GAAP Results

Magma’s non-GAAP net income was $2.9 million for the quarter, or $0.06 per share (basic) and $0.05 per share (diluted), which compares to non-GAAP net income of $1.7 million, or $0.03 per share (basic and diluted), for the year-ago first quarter.

Non-GAAP net income for the first quarter of fiscal 2011 excludes the effects of amortization of developed technology, amortization of intangible assets, stock-based compensation, amortization of debt issuance costs and debt discount/premium accretion, loss on extinguishment of debt, charges associated with equity and other investments, restructuring charges and the related provision for income taxes. Non-GAAP net income for the first quarter of fiscal 2010 excludes the effects of amortization of developed technology, amortization of intangible assets, stock-based compensation, amortization of debt issuance costs and debt discount accretion, acquisition-related expenses, charges associated with equity and other investments, restructuring charges and the related provision for income taxes. A reconciliation of our non-GAAP results to GAAP results is included in this press release.

In the first quarter, Magma generated cash flow from operations of approximately $1.4 million.

During the first quarter, Magma repaid the $23.2 million remaining balance of its convertible notes which were due on May 15, 2010. Also during the first quarter, Magma repurchased $2.75 million aggregate principal amount of its convertible notes due in May 2014. Additionally, in the second quarter of fiscal 2011 to date, convertible notes due in May 2014 totaling $10.7 million in face value were converted into shares of the company’s common stock. In the conversion of notes due in May 2014, Magma prepaid the note holders a portion of their future interest. The company, from time to time, may enter into additional transactions in the future with respect to the repurchase or conversion of the $13.2 million remaining balance of convertible notes due May 2014 whenever conditions are sufficiently attractive.

Business Outlook

For Magma’s fiscal 2011 second quarter, ending Oct. 31, 2010, the company expects total revenue in the range of $33.0 million to $33.5 million. GAAP net loss per share is expected to be in the range of $(0.07) to $(0.06) and non-GAAP earnings per share (EPS) are expected to be in the range of $0.05 to $0.06.

Magma is adjusting its outlook for fiscal 2011, ending May 1, 2011. For fiscal 2011 the company now expects total revenue in the range of $132.0 million to $135.0 million, an increase from the previous guidance range of $130.0 million to $133.0 million. The company now expects fiscal 2011’s GAAP net loss per share to be in the range of $(0.18) to $(0.17), compared to a previous expectation of a net loss per share in the range of $(0.16) to $(0.14). The company now expects fiscal 2011’s non-GAAP EPS to be in the range of $0.24 to $0.25, compared to the previous expectation of non-GAAP EPS in the range of $0.18 to $0.20.

A schedule showing a reconciliation of the projected non-GAAP EPS to GAAP EPS results is included in this release. A Financial Data Supplement containing additional second quarter and full fiscal year 2011 guidance, as well as detailed financial information intended to provide guidance and further insight into our business is available online in the Investor Relations section of the Magma website.

GAAP Reconciliation

Magma provides non-GAAP financial information to assist investors in assessing its current and future operations in the way that Magma’s management evaluates those operations. Magma believes that this non-GAAP information provides useful information to investors by excluding the effect of some expenses that are required to be recorded under GAAP but that Magma believes are not indicative of Magma’s core operating results, or that are expected to be incurred over a limited period of time.

Magma’s management evaluates and makes operating decisions about its business operations primarily based on bookings, revenue and the core costs of those business operations. Management believes that the amortization of developed technology and intangible assets, stock-based compensation, in-process research and development expenses, amortization of debt issuance costs and debt discount/premium accretion, charges associated with equity and other investments and related legal expenses, acquisition-related expenses, asset impairment charges, restructuring charges and the related provision for income taxes, and other significant unusual items are not operating costs of its core software and service business operations. Therefore, management presents non-GAAP financial measures, along with GAAP measures, in this earnings release by excluding these items from the period expenses. The income statement line items affected are as follows: (1) cost of revenue, licenses; (2) cost of revenue, bundled licenses and services; (3) cost of revenue, services; (4) operating expenses, research and development; (5) operating expenses, sales and marketing; (6) operating expenses, general and administrative; (7) operating expenses, amortization of intangible assets; (8) operating expenses, restructuring charge; (9) other income (expense), net; (10) provision for income taxes and (11) net income (loss) per share.

For each such non-GAAP financial measure, the adjustment provides management with information about Magma’s underlying operating performance that enables a more meaningful comparison of its financial results in different reporting periods. For example, since Magma does not acquire businesses on a predictable cycle, management excludes acquisition-related charges, such as amortization of intangible assets, to make more consistent and meaningful evaluations of Magma’s operating expenses. Similarly, since Magma does not undertake significant restructuring or realignments on a predictable cycle, management would have difficulty evaluating Magma’s profitability as measured by gross profit, operating profit, income before taxes and net income on a period-to-period basis unless it excluded these charges. Management also uses these measures to help it make budgeting decisions between those expenses that affect operating expenses and operating margin (such as research and development, sales and marketing, and general and administrative expenses), and those expenses that affect cost of revenue and gross margin (such as product development expenses).

Further, the availability of non-GAAP financial information helps management track actual performance relative to financial targets, including both internal targets and publicly announced targets. Making this non-GAAP financial information available also helps investors compare Magma’s performance with the announced operating results of its principal competitors, which regularly provide similar non-GAAP financial information.

Management recognizes that the use of these non-GAAP measures has limitations, including the fact that management must exercise judgment in determining whether some types of charges, such as stock-based compensation relating to stock grants and acquisition-related charges, should be excluded from non-GAAP financial measures. Management believes, however, that providing this non-GAAP financial information facilitates consistent comparison of Magma’s financial performance over time. Magma has historically provided non-GAAP results to the investment community, not as an alternative but as a supplement to GAAP information, to enable investors to evaluate Magma’s core operating performance in the way that management does.

Conference Call

Magma will discuss the financial results for the recently completed quarter, along with forward-looking guidance, during a live earnings call today at 2 p.m. PDT, available live by both webcast and telephone. To listen live via webcast, visit the Investor Relations section of Magma’s website at http://investor.magma-da.com/medialist.cfm. To listen live via telephone, call either of the numbers below:

U.S. & Canada:	(877) 303-3205

Elsewhere:	(678) 894-3026

Following completion of the call, a webcast replay of the call will be available at http://investor.magma-da.com/medialist.cfm through Sept. 2, 2010. Those without Internet access may listen to a replay of the call by telephone until 11:59 p.m. PDT on Sept. 2 by calling:

U.S. & Canada:	(800) 642-1687, code #92502057

Elsewhere:	(706) 645-9291, code #92502057

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements in the “Business Outlook” section and in quotations from Magma’s management. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from Magma’s current expectations. Factors that could cause or contribute to such differences include, but are not limited to: the substantial amount of Magma’s indebtedness, which could adversely affect our financial position; our ability to generate sufficient operating cash flow or alternatively obtain external financing; customer payment defaults that may cause us to be unable to recognize revenue from backlog, and changes in the type of orders comprising backlog that could affect the proportion of revenue recognized from backlog each quarter, which could have a material adverse effect on our financial condition and results of operations; our reliance on a small number of customers for a significant portion of our revenue, which could cause our revenue to decline if these customers delay orders or fail to renew licenses or if we are unable to maintain or develop relationships with current or potential customers; actions by our competitors that hold a large share of the electronic design automation (EDA) market and increasing competition among EDA vendors as customers tightly control their EDA spending and use fewer vendors to meet their needs; weaker-than-anticipated sales of Magma’s products and services; weakness in the semiconductor or electronic systems industries; a potential failure of customers to adopt, or to adopt at a sufficiently fast rate, 65-nanometer and smaller design geometries on a large scale; Magma’s ability to integrate acquired businesses and technologies and keep pace with evolving technology standards; potentially higher-than-anticipated costs of litigation related to patent infringement and other intellectual property claims; potentially higher-than-anticipated costs of compliance with regulatory requirements, including those relating to internal control over financial reporting; the ability to manage expanding operations; the ability to attract and retain the key management and technical personnel needed to operate Magma successfully; the ability to continue to deliver competitive products to customers; and changes in accounting rules. Further discussion of these and other potential risk factors may be found in Magma’s public filings with the Securities and Exchange Commission (www.sec.gov), including its Form 10-K for the fiscal year ended May 2, 2010. Magma undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

About Magma

Magma’s electronic design automation (EDA) software provides the “Fastest Path to Silicon”(TM) and enables the world’s top chip companies to create high-performance integrated circuits (ICs) for cellular telephones, electronic games, WiFi, MP3 players, digital video, networking and other electronic applications. Magma products are used in IC implementation, analog/mixed-signal design, analysis, physical verification, circuit simulation and characterization. The company maintains headquarters in San Jose, Calif., and offices throughout North America, Europe, Japan, Asia and India. Magma’s stock trades on Nasdaq under the ticker symbol LAVA. Follow Magma on Twitter at www.Twitter.com/MagmaEDA and on Facebook at www.Facebook.com/Magma. Visit Magma Design Automation on the Web at www.magma-da.com.

Magma is a registered trademark and “Fastest Path to Silicon” is a trademark of Magma Design Automation. All other product and company names are trademarks and registered trademarks of their respective companies.

MAGMA DESIGN AUTOMATION, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	August 1, 2010	May 2, 2010
ASSETS
Current assets:
Cash and cash equivalents	$33,060	$57,518
Restricted cash	250	250
Short-term investments	—	16,837
Accounts receivable, net	12,409	17,401
Prepaid expenses and other current assets	3,871	4,472

Total current assets	49,590	96,478
Property and equipment, net	6,055	5,979
Intangibles, net	6,713	7,487
Goodwill	7,097	7,093
Other assets	5,098	5,086

Total assets	$74,553	$122,123

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,964	$2,220
Accrued expenses	12,535	16,347
Secured credit line	—	11,162
Current portion of term debt	2,250	1,688
Current portion of other long-term liabilities	1,656	1,901
Deferred revenue	21,560	25,528
Convertible notes, net of discount	—	23,206

Total current liabilities	39,965	82,052
Convertible notes, net of premium	25,266	28,263
Long-term portion of term debt	12,750	13,312
Long-term tax liabilities	1,856	1,856
Other long-term liabilities	767	922

Total liabilities	80,604	126,405

Stockholders’ equity:
Common stock	6	6
Additional paid-in capital	418,360	417,131
Accumulated deficit	(387,082)	(383,824)
Treasury stock at cost	(32,615)	(32,615)
Accumulated other comprehensive loss	(4,720)	(4,980)

Total stockholders’ equity (deficit)	(6,051)	(4,282)

Total liabilities and stockholders’ equity	$74,553	$122,123

MAGMA DESIGN AUTOMATION, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(Unaudited)

	For the Three Months Ended
	August 1, 2010	August 2, 2009
Revenue:
Licenses	$18,127	$13,779
Bundled licenses and services	7,778	7,577
Services	6,651	7,485

Total revenue	32,556	28,841

Cost of revenue:
Licenses	699	701
Bundled licenses and services	987	976
Services	3,056	3,160

Total cost of revenue	4,742	4,837

Gross profit	27,814	24,004

Operating expenses:
Research and development	12,259	11,197
Sales and marketing	10,567	9,770
General and administrative	4,690	4,383
Amortization of intangible assets	256	305
Restructuring charge	(14)	703

Total operating expenses	27,758	26,358

Operating income (loss)	56	(2,354)

Other income (expense):
Interest income	29	45
Interest expense	(806)	(1,157)
Valuation gain, net	38	151
Loss on extinguishment of debt	(2,093)	—
Other income (expense), net	(151)	(601)

Total other income, (expense) net	(2,983)	(1,562)

Net loss before income taxes	(2,927)	(3,916)
Provision for income taxes	331	396

Net loss	$(3,258)	$(4,312)

Net loss per share – basic and diluted	$(0.06)	$(0.09)

Shares used in calculation:
Basic and diluted	52,563	47,863

Reconciliation of Fourth Quarter and Fiscal Year GAAP and Non-GAAP Financial Results

	Three Months Ended
(in thousands)	August 1, 2010	August 2, 2009
Statement of Operations Reconciliation

GAAP net loss	$(3,258)	$(4,312)
Cost of license revenue
Amortization of developed technology	616	775

Cost of bundled license and services revenue
Amortization of developed technology	209	336
Stock-based compensation	53	53

	262	389

Cost of service revenue
Stock-based compensation	218	247
Research and development
Stock-based compensation	1,235	1,133
Acquisition-related expenses	—	19

	1,235	1,152

Sales and marketing
Stock-based compensation	725	935
General and administrative
Stock-based compensation	753	813

Amortization of intangible assets	256	305
Restructuring charges	(14)	703
Other income (expense)
Amortization of debt issuance cost, and debt discount/premium accretion	109	647
Loss on extinguishment of debt	2,093	—
Gain on equity and other investments	(95)	(5)

	2,107	642
Provision for income taxes	11	20

Non-GAAP net income	$2,911	$1,669

Reconciliation of Fourth Quarter and Fiscal Year GAAP and Non-GAAP Financial Results

	Three Months Ended
	August 1, 2010	August 2, 2009
Earnings/(Loss) Per Share Reconciliation

GAAP net loss	$(0.06)	$(0.09)
Cost of license revenue
Amortization of developed technology	0.01	0.01

Cost of bundled license and services revenue
Amortization of developed technology	0.01	0.01
Stock-based compensation	—	—

	0.01	0.01

Cost of service revenue
Stock-based compensation	0.01	0.01
Research and development
Stock-based compensation	0.02	0.02
Acquisition-related expenses	—	—

	0.02	0.02

Sales and marketing
Stock-based compensation	0.01	0.02
General and administrative
Stock-based compensation	0.01	0.02

Amortization of intangible assets	0.01	0.01
Restructuring charges	—	0.01
Other income (expense)
Amortization of debt issuance cost, and debt discount/premium accretion	—	0.01
Loss on extinguishment of debt	0.04	—
Gain on equity investments	—	—

	0.04	0.01
Provision for income taxes	—	—

Non-GAAP net income (loss) per share	$0.06	$0.03

Non-GAAP net income (diluted)	$0.05	$0.03

Basic shares used in calculation	52,563	47,863
Diluted shares used in calculation*	69,718	48,421

*	Gives effect to the potential issuance of common stock upon conversion of convertible subordinated notes, if dilutive, and to the effect of all dilutive potential common shares outstanding during the period, including stock options, using the treasury stock method

MAGMA DESIGN AUTOMATION, INC.

AS OF AUGUST 26, 2010

IMPACT OF KNOWN NON-GAAP ADJUSTMENTS ON FORWARD-LOOKING DILUTED NET

INCOME PER SHARE AND NET INCOME

(Unaudited)

	Quarter Ending October 31, 2010	Year Ending May 1, 2011
GAAP diluted net loss per share	$(0.07) to $(0.06)	$(0.18) to $(0.17)
GAAP to non-GAAP diluted share count	$0.01	$0.07
Amortization of developed technology and intangibles	$0.02	$0.06
Amortization of deferred stock-based compensation	$0.05	$0.19
Equity and other investment related charges	$0.03	$0.08
Other	$0.01	$0.02

Non-GAAP diluted net income per share	$0.05 to $0.06	$0.24 to $0.25

(in millions)	Quarter Ending October 31, 2010	Year Ending May 1, 2011
GAAP net loss	$(4.2) to $(3.7)	$(9.6) to $(9.0)
Amortization of developed technology and intangibles	$1.1	$4.5
Amortization of deferred stock-based compensation	$3.5	$13.5
Equity and other investment related charges	$2.3	$5.8
Other	$0.5	$1.5

Non-GAAP net income	$3.2 to $3.7	$15.7 to $16.3

Contacts:

Magma Design Automation Inc.
Media:	Investors:
Monica Marmie	Milan G. Lazich
Director, Corporate Marketing	Vice President, Corporate Marketing
(408) 565-7689	(408) 565-7706
mmarmie@magma-da.com	milan.lazich@magma-da.com